Exhibit 99.1

Akcea Therapeutics Announces Appointment of Dr. Damien McDevitt as CEO

BOSTON, March 24, 2020 (GLOBE NEWSWIRE) – Akcea Therapeutics, Inc. (NASDAQ: AKCA), a majority-owned affiliate of Ionis Pharmaceuticals, Inc., announced today that its board of directors has appointed Damien McDevitt, Ph.D. as Chief Executive Officer, effective immediately. Dr. McDevitt has served as interim CEO of Akcea since September 2019 and will continue to serve as a member of the Akcea board of directors.

“With his experience at both Ionis and Akcea, Damien has the perspective and insight to lead Akcea at a time when the company is positioned to make rapid progress in advancing its global development and commercialization strategies,” said B. Lynne Parshall, J.D., chairman of the board at Akcea. “Damien has led the company through a transformational period where it has expanded the senior leadership team, announced a global licensing deal for AKCEA-ANGPTL3-LRx, advanced its international commercialization strategies for TEGSEDI and WAYLIVRA, and made significant progress in building the pipeline.”

Dr. McDevitt’s career spans more than 30 years, including most recently as chief business officer for Ionis Pharmaceuticals. Prior to Ionis, he was a senior vice president at ACADIA Pharmaceuticals. Prior to ACADIA, Dr. McDevitt was with GSK for more than two decades. He served on both the R&D Technology Investment Board and the Infectious Disease Therapy Area Unit Board, providing input to critical R&D investments for over 10 years. He served in various leadership roles within R&D and was head of GSK’s R&D West Coast Innovation Center. He also worked in Worldwide Business Development, GSK Ventures and in anti-infective discovery. Dr. McDevitt is an author of 70 scientific publications and published patents. He attended Trinity College in Dublin, Ireland, where he earned his Ph.D. and undergraduate degree, both in microbiology.

“Over the past few months, I have seen firsthand the outstanding capabilities of the Akcea team in advancing our global commercialization and development strategies as well as our unsurpassed level of commitment to making a positive difference for patients affected by serious and rare diseases,” Dr. McDevitt said, adding, “I am very honored to serve this organization full of energetic and talented people and innovative therapies, and look forward to continuing to build upon Akcea’s successes, as we plan for many important developments in the years ahead.”

ABOUT AKCEA THERAPEUTICS

Akcea Therapeutics, Inc., a majority-owned affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ: IONS), is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is commercializing TEGSEDI® (inotersen) and WAYLIVRA® (volanesorsen), as well as advancing a mature pipeline of novel drugs, including AKCEA-APO(a)-LRx, AKCEA-

ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, with the potential to treat multiple diseases. All six drugs were discovered by Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U., Canada and Brazil. WAYLIVRA is approved in the E.U. and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Boston, Massachusetts. Additional information about Akcea is available at www.akceatx.com and you can follow us on Twitter at @akceatx.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of Akcea’s drugs in development is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the SEC. Copies of these and other documents are available from the company.

In this press release, unless the context requires otherwise, “Ionis,” “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc., Akcea Therapeutics®, TEGSEDI® and WAYLIVRA® are trademarks of Akcea Therapeutics, Inc.

Akcea Contact:

Angelyn Lowe

Senior Director of Corporate Communications

442-287-0470

alowe@akceatx.com

Akcea Media Contact:

Lynn Granito

Berry & Company

T: 212 253-8881

lgranito@berrypr.com